DISTRIBUTION AGREEMENT

     AGREEMENT made as of this        day of October, 1986 between MERRILL LYNCH
INSTITUTIONAL INTERMEDIATE FUND, a Massachusetts business trust, hereinafter called the "Fund", and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation, hereinafter called the "Distributor";

                             W I T N E S S E T H :

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended to date (the "Investment Company Act"), as a diversified open-end investment company and it is affirmatively in the interest of the Fund to offer its shares for sale, continuously; and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of the Fund after the effectiveness of the registration statement covering the shares of the Fund filed under the Securities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Appointment of the Distributor. The Fund hereby appoints the Distributor as the principal underwriter and distributor of the Fund to sell shares of the Fund to the public and the Distributor hereby accepts such appointment. The Fund, during the term of this Agreement, shall sell its shares to the Distributor upon the terms and conditions set forth below.

     Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Fund to act as principal underwriter and distributor, except that:

     (a) The Fund may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of its shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

     (b) The exclusive rights granted to the Distributor to purchase shares from the Fund shall not apply to shares of the Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund.

     (c) Such exclusive rights shall also not apply to shares issued by the Fund pursuant to reinvestment of dividends, capital gains distributions or otherwise pursuant to its daily reinvestment program.

     Section 3. Purchase of Shares from the Fund.

     (a) The Distributor shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares of the Fund placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders were based.

     (b) The shares are to be resold by the Distributor to investors at the public offering price, as set forth in Section 3(c) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

     (c) The public offering price of the shares, i.e., the price per share at which the Distributor or selected dealers may sell shares to the public, shall be the public offering price as set forth in the currently effective prospectus of the Fund under the Securities Act of 1933 (the "prospectus") relating to such shares, but not to exceed the net asset value. If the resulting public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f).

     (d) The net asset value of shares of the Fund shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in the Fund's most current prospectus and statement of additional information and established by the Board of Trustees of the Fund.

     (e) The Fund shall have the right to suspend the sale of its shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. The Fund shall also have the right to suspend the sale of its shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal, Massachusetts, or New York authorities, or if there shall have been some other extraordinary event, which, in the judgment of the Fund, makes it impracticable to sell the shares.

     (f) The Fund, or any agent of the Fund designated in writing by it, shall be promptly advised of all purchase orders for shares received by the Distributor. Procedures may be established whereby purchase orders are presented directly to the Fund or its designated agent upon the condition that in such cases it shall be deemed that the issuance of the shares to be purchased is made pursuant to Section 3 hereof. Any order may be rejected by the Fund or the Distributor; provided, however, that neither will arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, and will make appropriate book entries pursuant to the instructions of the Distributor. Purchase orders are effective when Federal Funds become available to the Fund. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).


     Section 4. Redemption or Repurchase of Shares by the Fund.

     (a) Any of the outstanding shares may be tendered for redemption or repurchase at any time, and the Fund shall redeem or repurchase the shares so tendered in accordance with its obligations and rights as set forth in its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the most current prospectus of the Fund. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Fund hereunder shall be made in the manner set forth below.

     The Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor and in accordance with the terms set forth in the most current prospectus of the Fund.

     (b) The Fund reserves the right to reject any order for repurchase through a securities dealer, but the right to redeem shares, or to receive payment with respect to any such redemption, upon the presentation of properly submitted redemption requests in accordance with the procedures set forth in the most current prospectus of the Fund, may only be suspended for any period during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Securities and Exchange Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Fund.

     Section 5. Duties of the Fund.

     (a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Fund and this shall include one certified copy upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Distributor such number of copies of its most current prospectus as the Distributor shall reasonably request.

     (b) The Board of Trustees shall take, from time to time, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act to the end that there will be available for sale such number of shares as the Distributor reasonably may be expected to sell.

     (c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

     (d) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

     Section 6. Duties of the Distributor.

     (a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (b) In selling the shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related prospectus or any sales literature specifically approved by the Fund.

     (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

     Section 7. Selected Dealer Agreements.

     (a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of shares; provided that the form of selected dealer agreement shall be approved by the Fund. Shares sold to selected dealers shall be for resale by such dealers only in accordance with the provisions of the prospectus. The form of selected dealers agreement is appended hereto as Exhibit A.

     (b) Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

     Section 8. Payments of Expenses

     (a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).


     (b) The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of shares to selected dealers or investors. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the shares for sale to the public. Any expenses of advertising incurred in connection with such offering will be the obligation of the Investment Adviser.

     (c) The Fund shall bear the cost or expenses (other than auditing expenses) of qualification of the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

     Section 9. Indemnification

     (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this subsection (a) with respect to any claim made against the Distributor or such controlling persons, unless the Distributor or such controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense in any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the shares.

     (b) The Distributor shall indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section 9, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus, as from time to time amended, or the annual or interim reports to the shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this
Section 9.

     Section 10. Term of Agreement. This Agreement shall commence on the date of its execution. Unless sooner terminated in accordance with the other provisions hereof, this Agreement shall continue in effect from year to year hereafter, but only so long as such continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons (within the meaning of the Investment Company Act) of the Fund or the Distributor, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either the Trustees of the Fund or a vote of a majority (within the meaning of the Investment Company Act) of the outstanding voting securities of the Fund.

     Section 11.  Termination and Assignment.

     (a) This Agreement may be terminated at any time, without payment of any penalty, by the Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party.

     (b) This Agreement shall not be assignable by either party hereto and in the event of assignment (as defined in the Investment Company Act) this Agreement shall automatically terminate forthwith.

     Section 12.  Amendments of this Agreement.  This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees, or by the vote of a major4Lty of outstanding voting securities of the Fund, and (ii) by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     Section 13. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed, if to the Fund at 125 High Street, Boston, Massachusetts 02110 and if to the Distributor at 125 High Street, Boston, Massachusetts 02110.

     Section 14. Governing Law. This Agreement is to the extent applicable governed and construed in accordance with the laws of the State of New Jersey and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New Jersey, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     Section 15. Limitation of Liability of Trustees, Shareholders, Officers, Employees and Agents.

     The Declaration of Trust establishing the Fund, dated September 10, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Institutional Intermediate Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Fund but the Fund Property only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                       MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                       By:
                           ---------------------------------



                       MERRILL LYNCH INSTITUTIONAL
                       INTERMEDIATE FUND


                       By:
                           ---------------------------------



                                                                   Exhibit A


                 MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND

                         SHARES OF BENEFICIAL INTEREST

                           SELECTED DEALER AGREEMENT


                                                      , 1986



 Gentlemen:

     Merrill Lynch Funds Distributor, Inc. (the "Distributor") has an agreement with Merrill Lynch Institutional Intermediate Fund, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the distributor for the sale of shares of beneficial interest, par value $.10 per share (the "shares"), of the Fund, and as such has the right to distribute shares for resale. The Fund is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended, and the shares being offered are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement between ourselves and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The term "Prospectus" as used herein refers to the prospectus on file with the Securities and Exchange Commission which is part of the most recent effective registration statement relating to the shares filed pursuant to the Securities Act of 1933, as amended. As principal, we offer to sell to you as a selected dealer, shares of the Fund upon the following terms and conditions:

     1. In all sales of these shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund or for us.

     2. Shares may be offered by you only as described in the Prospectus.
Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to Section 4 hereof and instructions which we or the Fund shall forward to you from time to time. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus.

     3. You agree that you will not place orders for any shares except in accordance with the procedures described in the Prospectus. You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the shares which is inconsistent in any respect with the information contained in the Prospectus (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

     4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Fund for shares to be sold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement, and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement and the Prospectus.

     5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, eg., by a change in the "net asset value" from that used in determining the offering price to your customers.

     6. No person is authorized to make any representations concerning shares except those contained in the Prospectus and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's Prospectus, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     7. You agree to deliver to any purchasers whose shares you are holding as record holder copies of the Prospectus, as amended from time to time, and the annual and interim reports and proxy solicitation materials relating to the Fund. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose shares you are holding as record holder. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

     8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.

     9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in This paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provisions of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

     10. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

     11. Upon application to us, we will inform you as to the states or other jurisdictions in which we believe the shares have been qualified for sale under,

or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any jurisdiction. We will file with the Department of State of New York a Further State Notice with respect to the shares, if necessary.

     12. We shall have full authority to act upon your express instructions to effect transactions in shares through us on behalf of your customers under the terms and conditions provided in the Prospectus. You agree to hold us free and harmless as a result of action taken with respect to authorized repurchases or exchanges upon your express instructions.

     13. All communications to us should be sent to 125 High Street, Boston, Massachusetts 02110. Any notice to you shall be duly given if mailed or telegraphed to you at the address set forth below.

     Please indicate your acceptance of this Agreement by signing and returning one copy to us, at our address specified above.


                                         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.

                                         By:
                                             ---------------------------------
                                                  (Authorized Signature)


 Accepted:

 Firm Name: Merrill Lynch Pierce Fenner & Smith Inc.


 By:
             -------------------------------------------

 Address:    One Liberty Plaza, New York, New York 10080

 Date:
             --------------------